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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):
                                              August 30, 1996 (August 8, 1996)
                                              --------------------------------

                          AMERICAN UNITED GLOBAL, INC.



    Delaware                                0-19404                 95-4359228
- ----------------                      ------------------         ---------------
(State or other                        (Commission File           (IRS Employer
jurisdiction of                              No.)                     ID No.)
incorporation)



                25 Highland Boulevard, Dix Hills, New York 11746
                ------------------------------------------------
                    (Address of principal executive offices)



                                 (516) 254-2134
               --------------------------------------------------
               Registrant's telephone number, including area code




          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5 - OTHER EVENTS.

     ACQUISITION OF CONNECTSOFT, INC.

     On August 8, 1996, the Company acquired, through a merger with an acquisition subsidiary of the Company (the "Merger"), all of the outstanding capital stock of ConnectSoft, Inc. ("ConnectSoft"), a private company providing communications software applications and services for persons seeking access to and utilization of resources and information available on the Internet. ConnectSoft shareholders received, on a pro rata basis, an aggregate 1,000,000 shares of the Company's Series B Preferred Stock (the "Preferred Stock"). Such Preferred Stock does not pay a dividend, is not subject to redemption, has a liquidation preference of $3.50 per share over the Company's common stock, $.01 par value (the "Company Common Stock"), and votes together with the Company Common Stock as a single class on the basis of one vote for one share. Each share of Preferred Stock is convertible into shares of Company Common Stock at the holder's option into a minimum of 1,000,000 shares of Company Common Stock and a maximum of 3,000,000 shares of Company Common Stock, based upon certain criteria. The Preferred Stock may be converted into shares of Company Common Stock as follows:

               (i) Each share of Preferred Stock may be converted, at any time, into one (1) share of Company Common Stock (a minimum of 1,000,000 shares of such Common Stock if all such shares of Preferred Stock are so converted);

               (ii) In the event that the "Combined Pre-Tax Income" (as defined) of any or all of the "Subject Entities" (as defined) in ANY ONE of the three fiscal years ending July 31, 1997, July 31, 1998, or July 31, 1999 (each a "Measuring Fiscal Year" and collectively, the "Measuring Fiscal Years"):

                    (a) shall equal or exceed $3,000,000, each share of Preferred Stock may be converted into two shares of Company Common Stock (a maximum of 2,000,000 shares of such Common Stock if all such shares of Preferred Stock are so converted); or

                    (b) shall equal or exceed $5,000,000, each share of Preferred Stock may be converted into three shares of Company Common Stock (a maximum of 3,000,000 shares of such Common Stock if all such shares of Preferred Stock are so converted).

The "Subject Entities" include ConnectSoft and its consolidated subsidiaries (if any) and eXodus Technologies, Inc., as a direct majority-owned subsidiary of the Company, which has developed certain remote access computer software originated by ConnectSoft.

           The conversion ratio of the Preferred Stock shall be adjusted, such that each share of Preferred Stock may be converted into three shares of Company Common Stock, notwithstanding the levels of Combined Pre-Tax Income achieved, in the event that (i) the Company sells the assets or securities of any of the Subject Entities for consideration aggregating

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$5,000,000 or more, (ii) the Company consummates an initial public offering of the securities of any of the Subject Entities (an "IPO") resulting in gross proceeds in excess of $10,000,000, or in a market valuation for 100% of the issuer's common stock equaling or exceeding $50,000,000, or (iii) a transaction occurs with any third party (whether tender offer, merger, consolidation or other combination) with the result that no shares of Company common stock will be publicly traded on The NASDAQ Stock Market or any other national securities exchange.

     Prior to consummation of the Merger, the Company provided interim working capital financing for ConnectSoft which aggregated approximately $3.4 million, assumed all of ConnectSoft's operating expenses and liabilities, and received proxies to vote approximately 80% of the outstanding ConnectSoft capital stock in favor of the Merger. The Company will increase its aggregate funding commitments to ConnectSoft and its related companies to a minimum of $5.0 million.


ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

     (a)  FINANCIAL STATEMENTS

          None.

     (b)  PRO FORMA FINANCIAL STATEMENTS

          None.

     (c)  EXHIBITS

          None.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                             AMERICAN UNITED GLOBAL, INC.
                                              (Registrant)



Dated: August 22, 1996                       By:/S/ DAVID M. BARNES
                                                -------------------------------
                                                David M. Barnes, Vice President
                                                  and Chief Financial Officer

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                             AMERICAN UNITED GLOBAL, INC.
                                              (Registrant)



Dated: August 29, 1996                       By:
                                                --------------------------------

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                             AMERICAN UNITED GLOBAL, INC.
                                              (Registrant)



Dated: August 29, 1996                       By:
                                                --------------------------------